                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549
                           __________________________

                                   FORM  T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           __________________________

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION  305(b)(2) _______
                           __________________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                   New York                           13-5459866
         (Jurisdiction of incorporation            (I. R. S. Employer
          if not a U. S. national bank)            Identification No.)

               114 West 47th Street                       10036
               New York,  New York                      (Zip Code)
              (Address of principal
               executive offices)
                           __________________________
                               GEICO Corporation
              (Exact name of OBLIGOR as specified in its charter)

               Delaware                                 52-1135801
     (State or other jurisdiction of                (I. R. S. Employer
      incorporation or organization)                Identification No.)

               One Geico Plaza
               Washington, DC                           20076-0001
 (Address of principal executive offices)               (Zip code)

                           __________________________
                       $100,000,000 ____% Notes Due 2005
                      (Title of the indenture securities)

                                    GENERAL



 1.  General Information
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System).
          Federal Deposit Insurance Corporation,  Washington,  D. C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


 2.  Affiliations with the Obligor
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


 3.  Voting Securities of the Trustee
     --------------------------------

     2,999,020 shares of Common Stock - Par Value $5 per share

 4.  Trusteeships under Other Indentures
     -----------------------------------

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the securities outstanding under each such indenture.

          GEICO Corporation 9.15% Debentures due 2021
          GEICO Corporation 7.35% Debentures due 2023.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          The facts relied upon as a basis that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of trusteeships under the indenture dated as of September 15, 1991 under which the 9.15% Debentures due 2021 were issued and under the indenture dated as of July 1, 1993 under which the 7.35% Debentures due 2023 were issued (the "other indentures") under which the GEICO Corporation Notes due 2005 (the "indenture to be qualified") will be issued is that the indenture to be qualified and the other indentures are wholly unsecured. The securities to be issued under the indenture to be qualified will rank equally as to the right of payment with the other indentures.

 5.  Interlocking Directorates and Similar Relationships with the Obligor or
     -----------------------------------------------------------------------
     Underwriters
     ------------

     Not applicable

 6.  Voting Securities of the Trustee Owned by the Obligor or its Officials
     ----------------------------------------------------------------------

     Not applicable

 7.  Voting Securities of the Trustee Owned by Underwriters or their Officials
     -------------------------------------------------------------------------

     Not applicable

 8.  Securities of the Obligor Owned or Held by the Trustee
     ------------------------------------------------------

     Not applicable

 9.  Securities of Underwriters Owned or Held by the Trustee
     -------------------------------------------------------

     Not applicable

10.  Ownership or Holdings by the Trustee of Voting Securities of Certain
     --------------------------------------------------------------------
     Affiliates or Security Holders of the Obligor
     ---------------------------------------------

     Not applicable

11.  Ownership or Holdings by the Trustee of any Securities of a Person Owning
     -------------------------------------------------------------------------
     50 Percent or More of the Voting Securities of the Obligor
     ----------------------------------------------------------

     Not applicable.


12.  Indebtedness of the Obligor to the Trustee
     ------------------------------------------

     Not applicable.


13.  Defaults by the Obligor
     -----------------------

     Not applicable.


14.  Affiliations with the Underwriters
     ----------------------------------

     Not applicable.


15.  Foreign Trustee
     ---------------

     Not applicable.


16.  List of Exhibits
     ----------------


     T-1.1 -- "Chapter 204, Laws of 1853, An Act to Incorporate the United States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

16.  List of Exhibits
     ----------------
     (cont'd)



     T-1.2 -- The trustee was organized by a special act of the New York Legislature in 1853 prior to the time that the New York Banking Law was revised to require a Certificate of authority to commence business. Accordingly, under New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.


     T-1.3 -- The authorization of the trustee to exercise corporate trust powers is contained in the Charter (Exhibit T-1.1).


     T-1.4 -- The By-laws of the United States Trust Company of New York, as amended to date, are incorporated by reference to Exhibit T-
               1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).


     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.


     T-1.7 -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE



     As of March 31, 1995, the trustee had 2,999,020 shares of Common   Stock
     outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.


                             _____________________



     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 6th day of April, 1995.


     UNITED STATES TRUST COMPANY OF
          NEW YORK,  Trustee



     /s/ Patricia Stermer
By:  _______________________________________
     Patricia Stermer
     Assistant Vice President



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033195

EXHIBIT T-1.6
- -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


March 19, 1992



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
   OF NEW YORK



By: /s/ Gerard F. Ganey
    ---------------------
    S/Gerard F. Ganey
    Senior Vice President

                                                            EXHIBIT T-1.7


                      Consolidated Report of Condition of
                    UNITED STATES TRUST COMPANY OF NEW YORK

and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business on December 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                           DOLLAR AMOUNTS
                            ASSETS                           IN THOUSANDS
Cash and balances due from depository institutions:
  a. Noninterest bearing balances and currency and coin:        $  164,610
  b. Interest bearing balances:                                     21,524
Securities:                                                      1,033,526
Federal funds sold and securities purchased under
 agreements to resell                                              120,000
Loans                                       1,626,898
LESS: Allowance credit losses                  14,699
Net Loans                                                        1,612,199
Premises and Equipment:                                            109,346
Other assets:                                                      162,006
                                                                ----------
TOTAL ASSETS:                                                   $3,223,211
                                                                ==========

                          LIABILITIES
Deposits:                                                       $2,440,371
  (1) Non interest bearing:                 1,031,538
  (2) Interest bearing:                     1,408,833
Federal funds purchased, securities sold under agreements
 to repurchase and other borrowings:                               350,515
Accounts Payable & Accrued Liabilities                             148,078
Long Term Debt                                                      60,924
                                                                ----------
TOTAL LIABILITIES:                                              $2,999,888
                                                                ==========

                         EQUITY CAPITAL
Common Stock:                                                   $   11,581
Capital Surplus:                                                    72,605
Treasury Stock, at cost:                                           (86,139)
Loan to ESOP                                                       (16,171)
Net unrealized holding gains (losses) on available-for-sale
 securities                                                         (3,192)
TOTAL EQUITY CAPITAL:                                           $  223,323
                                                                ----------
TOTAL LIABILITY AND EQUITY CAPITAL:                             $3,223,211
                                                                ==========

I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & CONTROLLER, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                  RICHARD E. BRINKMANN, SVP & CONTROLLER
                                  December 31, 1994

We, the undersigned directors, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

H. MARSHALL SCHWARZ   )  Directors
JEFFREY S. MAURER     )
FREDERICK S. WONHAM   )



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